                                                               Exhibit EX-99.a.7

                                 UMB Scout Funds
                              Officers' Certificate

     THE UNDERSIGNED, Secretary of UMB Scout Funds (the "Trust"), a multi-series
Delaware  statutory  trust  registered  as an  open-end,  management  investment company  under the  Investment  Company  Act of 1940,  as  amended,  does hereby certify that the following  preambles and resolutions  designating an additional series of shares of the Trust were duly adopted by written consent dated October
16, 2007, all in accordance  with the laws of the State of Delaware and pursuant to Article IV, Section 3 of the Trust's  Agreement and Declaration of Trust, and
that such  resolutions  are  incorporated  by reference  into the  Agreement and
Declaration of Trust in accordance with Article III, Section 6 thereof:

     WHEREAS, Section 1 of Article III of the Agreement and Declaration of Trust
of the Trust provides that the beneficial  interest of the Trust is divided into an unlimited number of shares, and Section 6 of Article III authorizes the Board to divide the shares  into  separate  series,  and to divide  such  series  into separate  classes of shares,  with such  variations  in the relative  rights and preferences  between  the  different  series  or  classes  as shall be fixed and determined by the Trustees; and

     WHEREAS, the Board desires to establish and designate one additional series of shares of beneficial interest in the Trust.

     NOW, THEREFORE, IT IS

     RESOLVED,  that,  pursuant  to  Article  III,  Section  6,  of the  Trust's
Agreement and Declaration of Trust, a series of shares of beneficial interest in the Trust is hereby  established  and designated as the UMB Scout  International
Discovery  Fund  (the  "Fund")  series,  and an  unlimited  number  of shares of beneficial interest are hereby classified and allocated to such series, all with the  relative  rights  and  preferences  as  set  forth  in  the  Agreement  and
Declaration of Trust or any amendments thereto; and it is

     FURTHER RESOLVED,  that the appropriate  officers of the Trust be, and each of them hereby is,  authorized and directed to prepare a certificate  evidencing the Board's  above  designation  of the Trust's  additional  series of shares of beneficial  interest  and to insert a copy of such  certificate  in the  Trust's minute book and to see that a copy is kept at the Trust's  principal  office for the transaction of its business.

     IN WITNESS  WHEREOF,  I have  hereunto  set my hand as such  officer of the
Trust this 16th day of October 2007.

                                             UMB SCOUT FUNDS

                                             /s/ Constance E. Martin
                                             By: Constance E. Martin, Secretary

Filed with the minutes of the  proceedings of the Trust this 16th day of October
2007.